Exhibit 10.4

                              AMENDMENT TO OFFICE BUILDING LEASE

        THIS AMENDMENT TO OFFICE BUILDING LEASE (the "Amendment") dated as of the 11th day of June, 1997, is entered into by and between Miller & Paine, a Nebraska corporation ("Landlord"), and Union Bank and Trust Company, a Nebraska state banking corporation, ('Tenant").

        WHEREAS the parties hereto entered into that certain Office Building Lease (the "Lease") dated as of June 21, 1996, in which Landlord leased to Tenant a portion of the first floor of the "Building" (as defined in the Lease);

        WHEREAS the parties hereto wish to amend the Lease under the terms set forth below.

        NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein, the parties hereto agree as follows:

        1. AMENDMENT OF LEASE. The Lease is hereby amended so as to insert the following new Sections 16 and 17:

               16. RIGHT OF FIRST REFUSAL. Landlord hereby grants to Tenant a right of first refusal to lease, in addition to the Premises, Suite 101 of the Building which shall be approximately 14,000 square feet of space and which is currently leased by Lincoln Children's Museum, a Nebraska corporation, on the first floor of the Building or any portion thereof (the "Children's Museum Area"). If at any time Landlord shall desire to lease the Children's Museum Area or any portion thereof to a party other than the Lincoln Children's Museum, Landlord shall give to Tenant written notice (the "First Refusal Notice") which shall describe in sufficient detail the terms and conditions offered by, and the identity of, a bona fide prospective lessee to whom Landlord is considering

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        leasing the Children's Museum Area or any portion thereof. The First
        Refusal Notice shall offer the Children's Museum Area or a portion thereof to Tenant for lease upon terms and conditions substantially the same as those described in the First Refusal Notice. Tenant shall notify Landlord in writing within fifteen (15) calendar days after receipt of the First Refusal Notice if Tenant elects to lease the Children's Museum Area or a portion thereof which is the subject of the First Refusal Notice. If such election to lease shall not have been timely made as to the Children's Museum Area or a portion thereof offered for lease, the Children's Museum Area or a portion thereof may after expiration of fifteen (15) calendar days after receipt of the First Refusal Notice, be leased to the lessee named in, and upon the same terms and conditions described in the First Refusal Notice. If Tenant notifies Landlord on a timely basis of its intent to exercise the Right of First Refusal, Tenant shall lease from Landlord the Children's Museum Area or a portion thereof under the same terms as offered in the First Refusal Notice; provided, however, that Landlord shall, without additional charge, bring utilities to the Children's Museum Area, upgrade HVAC and provide adequate servicing, trunk lines and duct systems for heat and air conditioning in addition to any terms set forth under the First Refusal Notice. In the event Tenant exercises its Right of First Refusal hereunder, the Children's Museum Area shall be made available for possession by Tenant within thirty (30) days after Tenant gives to Landlord written notice of the Tenant's intent to exercise its Right of First Refusal hereunder; rent on the Children's Museum Area or a portion thereof shall not begin to accrue until Tenant begins business operations after remodeling is completed and any regulatory approval has been obtained. Such Right of First Refusal shall terminate unless exercised by Tenant on or before the date of termination of the Lease or any extension thereof.

               17. OPTION TO LEASE CHILDREN'S MUSEUM AREA. In the event that Lincoln Children's Museum ceases leasing all or any portion of the Children's Museum Area, Landlord hereby grants to Tenant an option to lease the Children's Museum Area, or the portion thereof not otherwise leased to another tenant following application of the provisions of
        Section 16 herein, under the same terms as the Lease, with the following exceptions: (i) the initial rental of any portion of the Children's Museum Area shall be $8.00 per square foot annually through June 30, 1999, with an additional $.25 per square foot added thereto each year thereafter; (ii) Landlord shall, without additional charge, bring utilities to the Children's Museum Area, upgrade HVAC and provide adequate servicing, trunk lines and duct systems for heating and air conditioning for the Children's Museum Area; and (iii) the leasehold term with respect to the Children's Museum Area shall be a minimum of five (5) years, irrespective of when the option is exercised. The option granted herein may, at Tenant's option, be exercised before or after Tenant receives any First Refusal Notice as set forth in Section 16 above, or as an alternative to Tenant's Right of First Refusal under
        Section 16 hereinabove. The Children's Museum Area shall be made available for possession by Tenant within thirty (30) days after Tenant gives to Landlord a Notice of Tenant's intent to exercise its option hereunder. Rent on the Children's Museum Area shall not begin to accrue until Tenant begins business operations after remodeling is completed and any regulatory approval has been obtained. Tenant's option to lease hereunder shall be deemed to have been exercised upon Tenant's giving written notice of its intent to lease the Children's Museum Area or any portion thereof. Tenant's option to lease shall terminate unless exercised on or before the date of termination of the Lease or any extension thereof.

        2. All provisions of the Lease are hereby ratified and reconfirmed; such provisions are modified to the extent the terms of the Lease contradict the terms as expressed in this Amendment.


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        3. SUCCESSORS AND ASSIGNS. The Lease and this Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

        IN WITNESS WHEREOF, the parties hereto hereby execute this Amendment as of the day and year first above written.

MILLER & PAINE, a Nebraska              UNION BANK AND TRUST
corporation, Landlord                   COMPANY, Tenant

By:   /s/ Robert E. Campbell II         By:  /s/ Michael S. Dunlap
      ----------------------------           -----------------------------------
      Robert E. Campbell II                  Michael S. Dunlap
      President                              Executive Vice President

STATE OF NEBRASKA    )
                     ) ss.
COUNTY OF LANCASTER  )

        The foregoing instrument was acknowledged before me this 16 day of June, 1997, by Robert E. Campbell II, President of Miller & Pane, a Nebraska corporation, on behalf of the corporation.

SEAL                                        /s/ Cynthia Done
                                            -----------------------------------
                                            Notary Public



STATE OF NEBRASKA    )
                     ) ss.
COUNTY OF LANCASTER  )

        The foregoing instrument was acknowledged before me this 13 day of June , 1997, by Michael S. Dunlap, Executive Vice President of Union Bank and Trust Company, on behalf of the corporation.


SEAL                                         /s/ Daniel F. Kaplan
                                             -----------------------------------
                                             Notary Public